EXHIBIT 3.97
Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ST. MARY’S HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2008, AT 3:52 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF JANUARY, A.D. 2009.

/s/ Harriett Smith Windsor Harriet Smith Windsor, Secretary of State

4639514 8100	AUTHENTICATION: 7053907

081239770	Date: 12-30-08

CERTIFICATE OF FORMATION
OF
ST. MARY’S HOLDINGS, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is ST. MARY’S HOLDINGS, LLC (the “Company”).
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. The Company shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective on January 1. 2009.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 30th day of December, 2008.

/s/ J. Thomas Anderson J. Thomas Anderson, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:09 PM 12/30/2008
Filed 03:52 PM 12/30/2008
SRV 081239770 — 4639514 File